Exhibit 14(a)



           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We  consent  to the  references  to our firm  under  the  captions  "Financial
Highlights" in the Class A Prospectus of MTB Maryland Municipal Bond Fund and MTB Virginia Municipal Bond Fund and "Independent Registered Public Accounting Firm" in the Class A Shares Statement of Additional Information for the MTB Group of Funds- MTB Maryland Municipal Bond Fund and MTB Virginia Municipal Bond Fund of which such documents, dated November 7, 2005, are incorporated by reference in the Prospectus/Proxy Statement in the Registration Statement of MTB Group of Funds on Form N-14.

We also consent to the reference of our firm under the caption "Fiscal Year End and Financial Statements" in the Prospectus/Proxy Statement of the MTB Group of Funds and to the incorporation by reference of our report, dated June 10, 2005, included in the MTB Group of Funds Annual Report to Shareholders for the fiscal year ended April 30, 2005, in this Registration Statement of MTB Group of Funds on Form N-14.



                                          /s/ ERNST & YOUNG LLP


Boston, Massachusetts
November 29, 2005